Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form S-8 of Raytheon Company of our report dated February 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 30, 2019